Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333- 285746, 333-277676, 333-270074, 333-264625, 333-263538, 333-262433, 333- 251374 and 333-294057 on Form S-8 of ContextLogic Holdings Inc. of our report dated July 21, 2026, relating to the financial statements of US Salt Parent Holdings, LLC appearing in this Current Report on Form 8-K/A dated July 21, 2026.

/s/ Deloitte & Touche LLP

New York, New York

July 21, 2026